SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-NASHUA CORPORATION

          GAMCO ASSET MANAGEMENT INC.
                      12/21/07            3,185            11.8849
                      12/20/07           21,815            11.7808
                      12/06/07            5,000            11.9242
                      12/06/07            5,000            11.9242
           GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                       1/30/08            1,300            10.4107
                       1/29/08            1,300            10.3479
                       1/04/08            1,400            11.5238
               GABELLI ASSET FUND
                      12/21/07              815            11.8849
                      12/20/07            5,585            11.7808
                      12/19/07            7,900            11.7503

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ GLOBAL MARKET.

(2) PRICE EXCLUDES COMMISSION.